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                                                                    Exhibit 10.1

                                 LEASE AGREEMENT

     THIS LEASE, dated January 29, 1990, is made by and between The Prudential Insurance Company of America, a New Jersey corporation (herein called "Lessor"), and Unit Distribution of Utah, Inc., a Utah corporation (herein called "Lessee").

                              W I T N E S S E T H:

     1. Lease of Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in 1051 South Industrial Parkway, Clearfield, Utah 84015, and legally described on Exhibit A attached hereto and made a part hereof, together with all improvements and appurtenances belonging to or in any way pertaining to said property and non-exclusive use and benefit of all guaranties, warranties, licenses and other rights which affect the Premises (such as real estate, improvements and appurtenances hereinafter sometimes referred to as the "Premises," and the building located thereon is hereafter sometimes referred to as the "Building").

     2.  Term.

     2.1 Initial Term. The term of this Lease for which the Premises are hereby demised shall commence on January 29, 1990, and end on December 31, 2003, unless sooner terminated as provided herein.

     2.2 Option to Renew. Provided this Lease is in full force and effect and provided further that Lessee is not then in default under this Lease, the Lessor hereby grants to Lessee the option to extend the term of this Lease for an additional three (3)-year period (the "Option Period") commencing on the day following the end of the initial Lease term on the same terms and conditions set forth in this Lease except as set forth in the following sentence. Subject to adjustment as provided in Section 3.2 below. Subject to adjustment as provided in Section 3.2 below, the Basic Rent during the extension period shall equal the lesser of the prevailing market rate on the day after the date the initial Lease term ends or the Basic Rent at the commencement of this Lease increased by five
(5) percent per annum. In no event, however, shall the rent during the Option Period be less than the existing rental rate immediately prior to the commencement of such Option Period. Lessee shall give Lessor not less than nine
(9) months prior written notice of the exercise of the foregoing option, time being of the essence. If not so exercised, Lessee's option under this paragraph shall be null and void. For a period of fifteen (15) days after Lessee gives notice of its election to exercise its option, Lessee and Lessor shall attempt to agree on the prevailing market rate. If the parties are unable to agree on such rate within such fifteen (15) day period, Lessor and Lessee shall within fifteen (15) days thereafter agree on an independent appraiser, who shall be a member of a nationally recognized appraisal firm, to determine the prevailing market rate. On the date the appraiser is appointed, each party shall simultaneously submit to the appraiser its proposed prevailing market rate, and the appraiser shall within thirty (30) days of his appointment determine whether Lessor's or Lessee's proposed rate is closer to the actual prevailing market rate. The proposed rate which the appraiser determines is closer to

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the prevailing market rate shall then be the rental rate during the Option
Period. In no event shall the appraiser have the right to compromise between the proposed rates or choose some other rate. The appraiser may examine the Premises and any other information which the appraiser deems applicable to the determination of the prevailing market rate, and the parties may submit any additional information which is applicable to the determination. If the parties hereto cannot agree on the appraiser within fifteen (15) days, either party may thereafter apply to the American Arbitration Association for the appointment of the appraiser. The decision of the appraiser shall be final and binding upon the parties hereto, except that Lessee may revoke its election to exercise its option by notice to Lessor within thirty (30) days of the decision by the appraiser if Lessee disagrees with the decision of the appraiser, in which case Lessee's option shall be null and void. All costs and expenses of the appraiser shall be paid by the losing party in the appraisal.

     3.  Rent.

     3.1 Basic Rent. Lessee shall pay annually to Lessor as rent for the Premises hereof EIGHT HUNDRED EIGHTY-FIVE THOUSAND SIX HUNDRED DOLLARS ($885,600.00) in equal monthly installments of SEVENTY-THREE THOUSAND EIGHT HUNDRED DOLLARS ($73,800.00) in advance, on the first day of each calendar month (the "Basic Rent"). Basic Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Basic Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing. Basic Rent shall be payable without deduction or offset except as set forth in Section 5.1 below.

     3.2 CPI Adjustment. Commencing June 1, 1990, and on each annual anniversary date thereafter (each such date being referred to herein as an "Adjustment Date"), the Basic Rent for the original term of this Lease shall be increased by the percentage increase in the "Revised Consumer Price Index for all Urban Consumers - U.S. City Average (1982-1984 = 100)" published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI") for the twelve-month period immediately preceding such Adjustment Date. Notwithstanding the foregoing, in no event shall the Basic Rent during the original term of this Lease increase on any Adjustment Date by more than four (4) percent of the Basic Rent payable immediately prior to such Adjustment Date. The Basic Rent for any Option Period shall be adjusted on the first year anniversary of the commencement of the Option Period and on each annual anniversary date thereafter (each such date being referred to herein as an "Option Period Adjustment Date") by the lesser of four (4) percent or the percentage increase in the CPI for the twelve-month period immediately preceding such Option Period Adjustment Date. The Basic Rent payable hereunder shall never be less than the Basic Rent set forth in Section 3.1 as a result of decreases in the Consumer Price Index. If on any Adjustment Date or any Option Period Adjustment Date, the change in the CPI is not available, Lessee shall continue to pay rent at the existing rate until such change is available, and shall pay Lessor any additional amounts due on the first rental payment date after such changes become available.

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     3.3 Interest on Late Payments. If any Basic Rent to Lessor due hereunder is not paid within two (2) business days of the due date, Lessee shall pay interest to Lessor on such rent at a rate of three (3) percent over the base rate on corporate loans at large U.S. money center commercial banks, as most recently published by the Wall Street Journal, Midwest Edition, from time to time (the "Default Rate").

     3.4 Additional Rent. Except as set forth herein, the, intention of this Lease is that it is a "triple net" lease and that the rent payable hereunder shall be absolutely net to Lessor; and, except as set forth herein, Lessee shall pay when due hereunder all insurance, taxes, utility costs and maintenance expenses accrued during the Lease term (hereinafter called "additional rent").

     4.  Use of Premises, etc.

     4.1 Use. Lessee covenants and agrees that the Premises are to be used and occupied by Lessee for the purpose of warehousing and offices or any other use not inconsistent with such uses. Except as may be otherwise set forth in Section
4.5 below regarding environmental matters, Lessee shall not use nor permit any sublessee or occupant to use the Premises for any unlawful purpose, violate any applicable zoning or building regulations or restrictions, suffer or permit any condition which may make void or voidable any insurance then in force with respect to the Premises or render unobtainable any coverages required hereunder or materially increase any insurance after the end of the Lease term (except due solely to vacation by Lessee) or otherwise suffer or permit any condition to occur which will injure the reputation of the Premises or which would create offensive or noxious odors, gases, noise or smoke or constitute a nuisance. Lessee shall not use or permit the use of the Premises in any way that will create waste.

     4.2 Compliance with Law. Except as may be otherwise set forth in Section
4.5 below regarding environmental matters, Lessee shall at all times during the term hereof, at Lessee's expense, promptly comply and cause all sublessees and occupants to comply with all statutes, ordinances, rules, regulations, orders, and requirements of public authorities in effect on the commencement of this Lease, including any extension thereof, applicable to or regulating Lessee's use of the Premises (as opposed to those applicable to or regulating the Premises itself which shall be governed by Section 5.1 below). Lessee, at its sole cost and expense, after notice to Lessor, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability of any law or requirement of any public authority, provided that (a) Lessor shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge, nor shall the Premises or any part thereof or the Building, or any part thereof, be subject to being condemned or vacated, nor shall the Premises or Building, or any part thereof, be subjected to any lien or encumbrance in excess of $25,000.00 (which amount shall be increased each January lst by the increase in the CPI over the preceding year), by reason of non-compliance or otherwise by reason of such contest unless adequate security is given as set forth below; (b) before the commencement of such contest, if such contest may result in a lien or other encumbrance in excess of $25,000.00 (which amount shall be increased each January 1st by the increase in the CPI over the preceding year), Lessee shall furnish to Lessor a cash deposit or other security in amount, form and substance satisfactory to Lessor and shall indemnify Lessor against the cost of such contest and against all liability for damages, interest, penalties and

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expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance during such contest;
(c) such non-compliance or contest shall not constitute or result in any violation of any mortgage of the Lessor's interest in the Premises, or if any such mortgage shall permit such noncompliance or contest on condition of the taking of action or furnishing of security by Lessor, such action shall be taken and such security shall be furnished at the expense of Lessee; (d) such non-compliance or contest shall not prevent Lessee from obtaining any and all permits and licenses necessary in connection with the operation of the Building; and (e) Lessee shall keep Lessor advised as to the status of such proceedings. Without limiting the application of the above, Lessor shall be deemed subject to prosecution for a crime if Lessor, or any officer, director, partner, shareholder or employee of Lessor, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Lessor or such officer, director, partner, shareholder or employee of Lessor (as the case may be) is required to plead or answer thereto.

     4.3 Acceptance of Premises. Lessee hereby accepts the Premises subject to all currently applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises and subject to all easements and other exceptions to title existing as of the date of the commencement of this Lease and accepts this Lease subject thereto and to all matters disclosed thereby. Lessee, or an affiliate of Lessee, was the previous owner of the Premises and is familiar with the Premises; and, therefore, Lessee accepts the Premises "as is," i.e., in its current condition with no representations or warranties.

     4.4 Utilities. Lessor does not guarantee that any utility services will be available to the Premises, and no interruption in utility service will cause an abatement in the rent due hereunder. No interruption in utility service will be deemed a constructive eviction of Lessee or impose any liability on Lessor except for interruption of utility service caused by actions of Lessor.

     4.5 Compliance with Environmental Laws. Subject to the provisions set forth below, including, without limitation, Section 4.5(i) below, Lessee covenants and agrees to be responsible for damage to the Premises resulting from violations of Environmental Laws (as defined below) or any other violation of this Section 4.5 to the extent resulting from Lessee's actions or the actions of Lessee's sublessees or occupants of the Premises during the term of this Lease. (In no event, however, shall Lessee be responsible to Lessor for environmental conditions caused by parties other than Lessee or Lessee's sublessees, occupants, agents, contractors, employees or invitees, nor shall Lessee be obligated to Lessor to improve, clean up or remediate the Premises to a lesser level of contamination than existed on the Premises at the commencement of this Lease.) In this context throughout the term of the Lease, Lessee, at its sole cost, shall perform and abide by the following obligations:

         (a) Lessee's activities shall comply, and Lessee shall cause any activities by any sublessee or occupant to comply, at all times during the term of the Lease, with all federal, state, local or other governmental body's environmental or pollution-related laws, statutes, rules, regulations, ordinances or orders (including judicial interpretations thereof) (hereinafter

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"Environmental Laws"), including, without limitation, all such Environmental
Laws concerning the discovery, discharge, release, or cleanup of any "Hazardous Substance" or "Toxic Substance" for which the Lessee is in any way responsible under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. ("CERCLA"), the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802, the Resource Conservation and Recovery Act, 42 U.S.C.
(S) 6901 et seq. ("RCRA"), the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. (S) 2601 et seq., and so-called Superfund or Superlien law, or any similar federal, state or local law.

          (b) Lessee shall obtain, or cause any sublessee or occupant to obtain, all necessary permits, licenses, certifications and other necessary authorizations (hereinafter "Permits") required by any federal, state, local or other governmental body's Environmental Laws in connection with Lessee's or any sublessee's or occupant's activities. Lessee shall comply at all times with the terms and conditions of such Permits. Lessee shall not use the Premises, or request a permit to use the Premises, as a treatment, storage or disposal facility under RCRA or any similar federal, state or local Environmental Law, without the prior written consent of Lessor (except, subject to the provisions in Paragraph (c) immediately below, that the Premises may be used as a storage facility to the extent such activity is ancillary to Lessee's business). Lessee shall not install any underground storage tanks at the Premises without the prior written consent of Lessor, and if such consent is granted, Lessee shall be fully responsible for compliance with all technical and financial responsibility requirements under any Environmental Law.

          (c) If Lessor determines that any activity on the Premises presents a risk of serious environmental harm to the Premises which would require substantial cleanup or remediation expenses, Lessor shall provide notice to Lessee of such determination and the details thereof. Lessee shall have thirty
(30) days from receipt of this notice to provide written notice to Lessor of its decision to either terminate the activity or provide to Lessor the guarantee of GATX Corporation for the cost of cleanup of any environmental damage caused by the specified activity. Lessee shall have sixty (60) days from the date of its notice to Lessor to comply with Lessee's decision in the notice to Lessor.

          (d) For purposes of this Lease, the term "Hazardous Substances" shall mean the following: (i) any "hazardous substance" defined as such in (or for purposes of) CERCLA, as may be amended from time to time, or any so-called "superfund" or "superlien" law, including the judicial interpretation thereof;
(ii) any "pollutant or contaminant" as defined in 42 U.S.C.A. (S) 9601(33);
(iii) any material defined as "hazardous waste" pursuant to 40 C.F.R. Part 260;
(iv) any petroleum or petroleum products, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel; (vi) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; and (vii) any other substance, regardless of physical form, that is subject to any other law or other present or future requirement of any governmental authority regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of the environment, human health, plant life, animal life, natural resources, or property from the presence in the environment of hazardous substances, from whatever source.

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          (e) During the term of this Lease, Lessee shall use its best efforts not to cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, or on the part of any sublessee or other user or occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping (hereinafter "Release") of any Hazardous Substance into the environment, including, without limitation, any surface or subsurface waters (including groundwater), ambient air, or onto any land surface or subsurface strata. Lessee shall give immediate oral and written notice of any Releases of Hazardous Substances to Lessor which release also requires notification to any governmental agency, detailing all relevant facts and circumstances. All Releases of Hazardous Substances during the term of this Lease by Lessee or any sublessee or other user or occupant of the Premises will be promptly cleaned up or remedied to the satisfaction of the federal, state, or local regulatory agency or official having jurisdiction, and all costs and expenses associated with such cleanup or remediation shall be borne solely by the Lessee.

          (f) Lessee shall at all times keep the Premises free of any lien or encumbrance against the Premises arising out of any environmental law, statute, ordinance, regulation, rules, judgments or orders (hereinafter "Environmental Lien") and resulting from any activity of Lessee or Lessee's sublessees or occupants of the Premises. In the event that an Environmental Lien caused by Lessee or Lessee's sublessees or occupants of the Premises is filed against the Premises, within thirty (30) days from the date that Lessee is given notice that the Environmental Lien has been filed against the Premises, or within such shorter period of time in the event that the governmental authority has commenced steps to cause the Premises to be sold pursuant to the lien, then Lessee shall either (i) pay the claim and remove the lien from the Premises, or
(ii) furnish (a) a bond satisfactory to Lessor in the amount of the claim out of which the lien arises, (b) a cash deposit in the amount of the claim out of which the lien arises, or (c) other security satisfactory to Lessor in an amount sufficient to discharge the claim out of which the lien arises. If any Environmental Lien is filed against the Premises which is not caused by Lessee or Lessee's sublessees or occupants of the Premises, Lessee shall promptly notify Lessor upon Lessee's obtaining knowledge of such lien.

          (g) Lessee shall promptly provide to Lessor true and complete copies of any and all submissions, filings, applications, claims, citations, notices and orders made by and between the Lessee and the United States Environmental Protection Agency, the United States Occupational Safety and Health Administration, or any other federal, state or local authority pursuant to any Environmental Laws or any laws relating to occupational safety and health. Upon Lessor's written request, Lessee shall also promptly provide to Lessor all other documents, reports, directions and correspondence made by and between the Lessee and the United States Environmental Protection Agency, the United States Occupational Safety and Health Administration, or any other federal, state or local authority pursuant to any Environmental Laws or any laws relating to occupational safety and health, true and complete copies of any environmental audits, sampling plans, sampling results, remedial investigations, feasibility studies, or any other reports or findings dealing with the Lessee's compliance with any Environmental Laws, or with any Releases of Hazardous Substances on the Premises.

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          (h) The failure of Lessee to comply with any of the provisions of this
Lease relating to environmental matters which is not cured within the applicable grace period set forth in Section 11 shall constitute a default by Lessee under
Section 11 of this Lease, entitling Lessor to all of the rights and remedies provided therefor.

          (i) Notwithstanding anything to the contrary in this Lease, in no event shall Lessee be obligated to Lessor to comply with Environmental Laws except as expressly set forth in this Section 4.5. Moreover, in the event Lessee is required to cleanup or remediate any Release of Hazardous Substance pursuant to this Section 4.5, such cleanup or remediation need only be performed to a level needed to comply with the Environmental Laws in effect on the date the Release occurred; but Lessee shall not be responsible to Lessor with respect to any Release for violations of Environmental Laws which are enacted after the date the Release occurs.

          (j) Lessee hereby agrees to defend, indemnify and hold Lessor and its successors and assigns harmless from and against any and all claims, proceedings under CERCLA, RCRA, or any other so-called "Superfund" or "Superlien" law, law suits, administrative proceedings, liabilities, losses, demands, fines, penalties, judgments, orders, notice letters, damages (including consequential damages), costs and expenses, foreseen or unforeseen (including, without limitation, cleanup costs and reasonable attorneys' fees, engineers' fees and consultants' fees arising by reason of any of the aforesaid or an action against the Lessor under this indemnity), arising from, out of or by reason of any breach of this Section occurring during the term of this Lease. This indemnification and the terms and provisions of this Section 4.5 shall survive the expiration or sooner termination of this Lease.

          (k) All reviews and approvals by Lessor pursuant to this Section 4.5 are for Lessor's benefit, and in no event shall Lessor have any liability to Lessee for errors or omissions in connection with Lessor's review or approval of any documents or other matters submitted by Lessee to Lessor for review or approval.

     5.   Maintenance, Repairs and Alterations.

     5.1  Lessee's Obligations.

          (a) Lessee covenants throughout the term of the Lease, at Lessee's sole cost and expense (except as set forth below), to (a) except as otherwise specifically set forth in Section 4.5 above regarding environmental matters, maintain the Premises, including any parking areas which constitute a part of the Premises, in compliance with building, zoning, fire codes, and with all other applicable laws, orders, ordinances, rules, regulations, requirements of all federal, state and municipal governments or appropriate bodies, departments, commissions and boards thereof currently in effect or hereafter in effect, subject to Lessee's right to contest such matters in accordance with the provisions of Section 4.2 above; (b) take good care of the Premises, including the buildings and improvements now or at any time erected thereon, the mechanical systems (including, without limitation, HVAC system, electrical system, overhead doors, the grounds and all parking areas), equipment, fixtures, motors and machinery thereof, fences and vaults, if any, and to keep the Premises in the same order and condition as they are as of the date hereof, subject to ordinary wear and tear; (c) make, within a reasonable time, all

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reasonably necessary repairs, interior and exterior, structural and nonstructural, ordinary as well as extraordinary, foreseen as well as unforeseen, including repairs necessitated by the acts of sublessees or customers of Lessee; (d) comply with all covenants and restrictions applicable to the Premises; (e) maintain all off-site facilities, the upkeep of which is the obligation of the owner of the Premises; and (f) Lessee shall replace the roof of the Premises no later than December 31, 1996 subject to provisions regarding amortization of Approved Capital Expenditures set forth in Section 5.1(b) below.

          (b) If any Approved Capital Expenditures (as defined below) are required during the Lease term because of Lessee's obligations set forth in (a) through (e) above, the Approved Capital Expenditure will be amortized over the useful life thereof. The useful life shall be determined in accordance with generally accepted accounting principles ("GAAP"), with Lessee paying for the portion of such Approved Capital Expenditure which will be amortized over the Lease term and Lessor paying for the portion of such Approved Capital Expenditure which will not be amortized during the Lease term. (If this Lease gives Lessee an option to extend the Lease term and Lessee exercises such option, Lessee shall reimburse Lessor as additional rent hereunder on the first day of each lease year during such extension period for the portion of the Approved Capital Expenditure allocable to such year which has been paid by Lessor and amortized as set forth in the preceding sentence.) Lessee and Lessor shall each pay their proportionate share of the Approved Capital Expenditure directly to the contractor making such repair or improvement when payment is due under the contractor's invoice. Payments of such proportionate share by Lessee shall be deemed additional rent hereunder. If either party does not pay its share of the Approved Capital Expenditure when due (for purposes of this Section 4.2, the "defaulting party"), the other party (for purposes of this Section 4.2, the "paying party") may pay the defaulting party's share of the Approved Capital Expenditure. In such case, the defaulting party shall pay to the paying party on demand the amount the paying party has paid on behalf of the defaulting party plus interest at the Default Rate from the date paid by the paying party to the date reimbursed by the defaulting party. If Lessor fails to pay its share of any Approved Capital Expenditure when due hereunder and Lessee pays such share, Lessee shall be entitled to offset such amount against the Basic Rent due hereunder. For purposes of this Lease, "Capital Expenditures" shall mean expenditures for repairs or improvements costing in excess of $50,000 (which amount shall be increased each January lst by the increase in the CPI over the preceding year) which are capitalized in accordance with GAAP); and "Approved Capital Expenditure" shall mean any Capital Expenditure approved by Lessor or the third-party architect in accordance with the procedures set forth below in this Section 5.1 or reasonable Capital Expenditures incurred in the event of an emergency. Lessor and Lessee shall meet annually to review the condition of the Premises and to determine whether any Capital Expenditures will be needed within the following year and the reasonable cost of such Capital Expenditures. Lessor or Lessee may also notify each other during the year if either one believes a Capital Expenditure is necessary which was not addressed during the annual meeting, except in the case of an emergency (in which case the Capital Expenditure may be made without approval, but Lessee shall notify Lessor thereof as soon as reasonably possible after incurring the same). Lessor shall not unreasonably withhold its approval of any Capital Expenditure or the cost thereof. If the cost of the Capital Expenditure will exceed the amount approved by Lessor by more than fifty percent (50%) in the case of Capital Expenditures of less than $100,000 or twenty-five percent (25%) in

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the case of Capital Expenditures costing $100,000 or more, Lessee shall obtain
Lessor's approval of the increased cost, which approval shall not be unreasonably withheld. If Lessor and Lessee disagree on (i) whether an expenditure is a Capital Expenditure, (ii) whether a Capital Expenditure is needed, (iii) the reasonable cost of the Capital Expenditure, or (iv) on the useful life of the Capital Expenditure, they shall agree, in the case of (ii) and (iii) above, upon a qualified architect skilled in the area of required expertise, and, in the case of (i) and (iv) above, an accountant from a nationally recognized accounting firm. Such architect or accountant shall make the decision within thirty (30) days, which decision shall be final and binding on the parties hereto. If the parties hereto cannot agree on a qualified architect or accountant within thirty (30) days, either party may apply to the American Arbitration Association for the appointment of such architect or accountant. Notwithstanding the provisions set forth above, Lessor and Lessee hereby agree and stipulate that the useful life for any Capital Expenditure for a roof replacement, in whole or in part, shall be 15 years. For any Capital Expenditures, Lessor shall have the right to approve all plans and specifications, any contractors, architects and engineers, any architectural and engineering contracts, any general contracts (including, if it is an Approved Capital Expenditure, the pricing thereunder), all insurance policies and coverages relating to such work, and all governmental permits, licenses and approvals, which approval by Lessor shall not be unreasonably withheld, and shall be given or withheld in the time periods and in accordance with the procedures set forth in Section 5.4(a). Notwithstanding the foregoing, Lessor's review of the plans and specifications, contracts, insurance, governmental licenses, permits and approvals, and contractors, architects and engineers are only for Lessor's benefit, and Lessor assumes no liability for any errors or omissions in connection with its review and approval thereof.

     5.2 Surrender. On the last day of the term or extended term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as when received (with all repairs, if any, completed which were required to be completed under that certain Purchase and Sale Agreement, which is being entered into concurrently herewith by Lessor, GATX Corporation and Unit Development Corporation and any repairs necessitated by the acts of sublessees or customers of Lessee), broom clean, except for ordinary wear and tear, alterations which Lessee is permitted under this Lease, environmental matters to the extent Lessee is not responsible therefor pursuant to Section 4.5 above, and, to the extent Lessee is not required to repair hereunder, damage by fire or other casualty. Lessee shall repair any damage to the Premises occasioned by the removal of Lessee's trade fixtures, furnishings and equipment, which repair shall include, but not be limited to, the patching and filling of holes and repair of any structural damage.

     5.3 Lessor's Rights. If Lessee fails to perform Lessee's obligations under this Section 5, Lessor may at its option (but shall not be required to) enter upon the Premises, after ten (10) days' prior written notice to Lessee (except for cases of emergency or imminent threat of damage to person or property where such notice will not be required) and put the same in good order, condition and repair, which shall include the right to cause the Premises to comply with all requirements set forth in Paragraph 5.1 hereinabove, and the cost thereof shall become due and payable to Lessor together with Lessee's next rental installment; provided, however, if Lessee commences to perform such obligations within such ten (10) day period and diligently pursues

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such performance thereafter and completes the same within a reasonable time, subject to force majeure (defined for purposes of this Lease as events outside the reasonable control of Lessee), Lessor shall not have any right to perform such obligations.

     5.4 Alterations.

     (a) Lessee shall not, without Lessor's prior written consent, make any structural alterations to the Premises or any alterations costing in excess of $100,000 (which amount shall be increased each January l/st/ by the increase in the CPI over the preceding year); provided, however, such consent shall not be unreasonably withheld unless such alterations adversely affect the Building's mechanical systems or affect the structural walls, roofs or other load-bearing supports on the Premises. Without limiting the foregoing, the erecting of inside partitions, walls, offices and mounting of trade fixtures is considered nonstructural and therefore does not require Lessor's approval so long as these alterations do not exceed $100,000 per alteration (which amount shall be increased each January 1st by the increase in the CPI over the preceding year). Should Lessee make any alterations requiring Lessor's approval without approval having been given, Lessor may require Lessee to remove any or all of the same upon demand. If Lessee desires to make any alterations requiring Lessor's approval, Lessee shall so notify Lessor and submit to Lessor plans and specifications for such alterations and reasonable evidence of the availability of funds to pay for such alterations. Lessor shall have twenty (20) days to respond to such submissions; and if Lessor fails to respond to such submissions within such twenty (20) day period, they shall be deemed approved, provided that Lessor's reasonable request for more information shall not be deemed a failure to respond. Upon Lessor's approval of the plans and specifications, Lessee will obtain workmen's compensation and other insurance (including, without limitation, builder's risk insurance) necessary in connection with such work, in amounts reasonably satisfactory to Lessor, and all necessary governmental licenses, permits and approvals, and Lessee shall provide Lessor with evidence of such before the work commences. Lessor shall also have the right to reasonably approve the contractor for any alteration which requires Lessor's consent. Notwithstanding the foregoing, Lessor's review of the plans and specifications, insurance, governmental licenses, permits and approvals are only for Lessor's benefit, and Lessor assumes no liability for any errors or omissions of Lessor in connection with any such review and approval. All alterations shall be done in a workmanlike manner using materials comparable in quality to those found on the Premises and shall comply with all applicable governmental laws, ordinances, regulations and terms and conditions of all licenses and permits for such work.

     (b) Lessee has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Lessee, operation of law or otherwise, to attach to or be placed upon Lessor's title or interest in the Building or Premises, and any and all liens and encumbrances created by Lessee shall attach to Lessee's interest only. Except as set forth below, Lessee covenants and agrees not to suffer or permit any lien of mechanics, materialmen, laborers or any similar lien to be placed against the Building or the Premises with respect to work or services claimed to have been performed for, or materials claimed to have been furnished to, Lessee or to the Premises by contractors retained by Lessee, or any sublessee or occupant of the Premises; and in case of any such lien attaching, or claim thereof being asserted, Lessee covenants and agrees within thirty (30) days of learning thereof to cause it to be released and removed of record, if it is possible to do so without satisfying the lien. In the event such lien cannot be released and removed through appropriate proceedings within such thirty (30) day period, Lessee shall cause such lien to be bonded or insured over by a title insurer or surety reasonably satisfactory to Lessor, or provide Lessor with a letter of credit, certificate of deposit or other comparable security in the amount of 125% of the amount of such lien (provided, however, that Lessee shall not be required to post such bond or other security for liens of less than $25,000.00 [which amount shall be increased each January l/st/ by the increase in the CPI over the preceding year] in amount). Lessee thereafter shall be entitled to contest such lien as long as Lessee shall contest such lien diligently by appropriate proceedings (provided such contest shall not cause any sale, foreclosure or forfeiture of the Premises by reason of such nonpayment) and cause the same to be removed or discharged prior to entry of any order foreclosing the same. In the event that any such lien is not so released and removed, bonded over or secured against, or in the event Lessee shall fail to contest such lien as required by the preceding sentence, Lessor may, upon notice to Lessee, take all action necessary to release and remove such lien and avail itself of any security therefor provided by Lessee (without any duty to investigate the validity thereof), and Lessee shall promptly upon notice reimburse Lessor for all sums, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lessor (and not covered by insurance, bond or other security provided by Lessee) in connection with the release and removal of such lien.

          (c) Lessee shall be required to remove all alterations which Lessee has constructed during the Lease term which cost in excess of $25,000 to remove at the time the alteration is to be removed (which amount shall be increased each January l/st/ after the date hereof by the increase in the CPI over the preceding year). Notwithstanding the preceding sentence, prior to making any alterations Lessee shall have the right to request that Lessor decide whether Lessee shall be required to remove such alterations at the end of the Lease term; and Lessee will not be required to remove such alterations unless Lessor notifies Lessee, at the time Lessee makes such request, that Lessee will be required to remove the alteration at the end of the Lease term. All other alterations made under this Lease and not removed by Lessee shall become the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the term of this Lease unless Lessee shall elect to remove any such alterations and restore the Premises to its condition prior to the making of such alterations, provided, however, that Lessee may not remove any structural alterations, or alterations required to keep the Premises in compliance with applicable laws without the Lessor's prior written consent in its sole discretion.

     5.5 Rail Spur Agreements. Lessee covenants to maintain, comply with and renew, when necessary, any rail spur agreements with respect to the Premises, provided that if Lessee desires to cancel any such agreement, Lessee may do so upon thirty (30) days notice to Lessor if (i) the cost of maintaining such agreement goes up by 100% or more from the date hereof, (ii) Lessee is not then using the rail spur, and (iii) Lessee is not required to have rail service available to the Premises under any sublease in effect with respect to the Premises, unless Lessor elects within such thirty (30) day period to pay all charges accruing under such agreement after such thirty (30) day period. If Lessee at any time thereafter desires to use such rail service, Lessee shall so notify Lessor in writing, and Lessee shall thereupon resume responsibility for maintaining, complying with and renewing such agreements (subject to the foregoing provisions of this Section 5.5). In addition, Lessee shall pay Lessor fifty percent (50%) of all charges incurred by Lessor pursuant to the preceding sentence from the date of Lessor's assumption of such agreements through the date of Lessee's notice.

     6.  Insurance; Indemnity.

     6.1 Insurance. Lessee shall obtain and pay for all insurance required hereunder, subject to being commercially available.

     6.2 Liability Insurance. Lessee shall obtain and keep in force during the term of this Lease a policy of commercial general liability insurance, including contractual liability insurance, insuring Lessee against liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than $1,000,000 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $5,000,000 for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure Lessee against liability for property damage of at least $5,000,000 per accident or occurrence, or such insurance can be obtained with a combined single limit per occurrence, subject to being commercially available, of $10,000,000 per location without reduction for events at other locations. All such insurance policies may provide for commercially reasonable deductibles, which, as long as such insurance is part of the GATX Corporation insurance program (with GATX Corporation being responsible for payment of such deductibles) may be up to $2,000,000. Such insurance policies shall name Lessor and Lessor's mortgagee as additional insured's and shall contain a clause in favor of Lessor and Lessor's mortgagee stating that the policy not be cancelled without thirty (30) days prior notice to Lessor. The insurance limits set forth herein shall be adjusted from time to time in accordance with the limits customarily maintained in the industry for similar properties in similar locations; provided such insurance limits shall never be less than those set forth herein. If Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain the same upon notice to Lessee, but at the expense of Lessee, which expense shall be paid upon demand.

     6.3 Property Insurance. Lessee shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Building, excluding footings, foundations and excavations, if any, in an amount, or with an agreed amount clause, sufficient to prevent Lessee or Lessor from becoming co-insurers under provisions of applicable policies of insurance, but in no event less than 80% (subject to periodic review and reasonable approval by Lessor) of the full replacement value thereof, but excluding foundations, against all perils included within the classification of "all risk coverage" or special coverage. All such insurance policies may provide for commercially reasonable deductibles which, as long as such insurance is part of the GATX Corporation insurance program (with GATX Corporation being responsible for payment of such deductibles), may be up to $500,000. If a specified perils policy applies, then the policy or policies of insurance maintained shall include or a separate policy shall provide "difference in conditions" through the endorsement or the separate policy;

provided, however, Lessee shall not be required to obtain earthquake insurance in amounts in excess of those maintained in the industry on similar properties in similar locations. Lessee shall also obtain boiler and machinery insurance if applicable. All of the foregoing insurance shall contain a standard Mortgagee's or Lessor's interest clause in favor of Lessor and Lessor's mortgagee. Said insurance shall provide for payment of losses thereunder to the Lessee and the Lessor (and, if requested by Lessor in writing, to the holder of a first mortgage or deed of trust on the Premises, as a trustee holding said funds on behalf of Lessor, to be used in discharge of Lessee's obligations hereunder), as their respective interests may appear. Lessee shall have the right to adjust all losses unless this Lease is terminated pursuant to Section 7.1 below, in which case Lessor shall have the right to adjust all losses. Any insurance proceeds payable to Lessee under the policies of insurance required under this Paragraph
6.3 in amounts of $100,000 or less (or $5,000,000 or less if an affiliate of GATX Corporation is the Lessee and if GATX agrees in writing [the form and content of which must be reasonably satisfactory to Lessor] that such proceeds will be applied in the manner required by this Lease) (which amount shall be increased each January 1st by an increase in the CPI over the preceding year), shall be paid to Lessee and applied by Lessee to pay the costs of repair and restoration in accordance with this Section 6, and any balance held upon completion of the repairs as provided for in this Section 6 shall be the sole property of Lessee. Any insurance proceeds payable to Lessee under the policies of insurance required under this Paragraph 6.3 in excess of $100,000 (or $5,000,000 if an affiliate of GATX Corporation is the Lessee) (which amount shall be increased each January l/st/ by an increase in the CPI over the preceding year), shall be held by the first mortgagee as set forth above or by an insurance trustee mutually agreed upon by Lessee and Lessor, who shall apply such funds to restoration in accordance with procedures customarily used for construction loans. Any insurance payments hereunder which are to be payable to Lessee shall be assigned and endorsed over to Lessee if paid to Lessor. The insurance policy or policies obtained hereunder shall provide that they may not be cancelled without thirty (30) days prior notice to Lessor. If Lessee shall fail to procure and maintain any such insurance, Lessor may, but shall not be required to, upon notice to Lessee, procure and maintain the same at the expense of Lessee.

     6.4 Insurance Policies. Insurance required hereunder shall be in companies or Groups rated B+-XII or better in "Best's Insurance Reports Property-Casualty" or any other company reasonably acceptable to Lessor. Lessee shall deliver to Lessor certificates evidencing the existence and amounts of such insurance and shall deliver to Lessee copies of the portions of such policies applicable to the Premises certified as true and correct by the Lessee. No such policy shall be cancellable or subject to other material modification (defined as increase in the deductible, reduction in limits or additional exclusions) except after thirty (30) days' prior written notice to Lessor. Lessee shall, prior to the expiration of such policies, furnish Lessor with renewals or "binders" thereof, or in the event Lessee fails to do so, Lessor may order, upon notice to Lessee, such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand.

     6.5 Waiver of Subrogation. Lessee shall, in obtaining any policies of insurance required hereunder covering damage to the Premises, obtain policies including a waiver of the insurer's rights of subrogation against Lessor, if the same are obtainable.

     6.6 Indemnity. Except as may be otherwise set forth in Section 4.5 above, Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises, and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of Lessee's agents or contractors, or arising from any action, damage or injury, however occurring, on the Premises, or and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense with counsel reasonably approved by Lessor. Notwithstanding the foregoing, Lessee shall not be obligated to indemnify and hold Lessor harmless to the extent any claims arise out of Lessor's own negligence or willful misconduct. Lessor agrees to indemnify, defend and hold harmless Lessee against any claims or costs, including reasonable attorney's fees, arising from Lessor's negligence or willful misconduct during the term of this Lease or from such acts or conduct of any employee, agent or contractor of Lessor; provided, however, Lessor's negligence and willful misconduct shall not include negligence or misconduct imputed to Lessor on account of any condition in or about the Premises unless caused by the affirmative act of Lessor or its employees or its agents (which for purposes hereof shall not include Lessee).

     6.7 Self-Insurance. Subject to the approval of Lessor, which shall not be unreasonably withheld, Lessee may elect not to obtain such insurance but instead self-insure for up to $10,000,000 as part of GATX Corporation's corporate insurance program as long as Lessee is an affiliate of GATX Corporation. In the event Lessee elects to self-insure, Lessee shall deliver to Lessor a certificate certifying that Lessee is part of GATX Corporation's self-insurance program. In connection with such approval by Lessor, Lessee shall deliver to Lessor such information regarding such self-insurance program as Lessor may reasonably require to evaluate such program.

     7.  Damage or Destruction.

     7.1 Damage During Term. Except as set forth below, if the Premises are damaged during the term of this Lease, Lessee shall, at Lessee's expense, repair such damage as soon as reasonably possible, subject to delays due to force majeure, and this Lease shall continue in full force and effect. Subject to
Section 6, any insurance proceeds received or to be received by Lessor or any mortgagee named as loss payee shall be made available to Lessee to effect such repair. Before any repair or restoration costing more than $100,000 (which amount shall be increased each January l/st/ by the increase in the CPI over the preceding year) is made, Lessee shall provide Lessor with information showing that the insurance proceeds, together with other funds available to Lessee, are adequate for the repair or restoration and that it is feasible to rebuild the Premises. In no event shall the rent due hereunder abate as a result of any such damage unless this Lease is terminated as set forth below. Notwithstanding the foregoing, if the Building and other improvements on the Premises are substantially destroyed during the last two years of the Lease term (or during the last two years of any Option Period if Lessee has exercised any renewal option herein), Lessee shall have the option, exercisable by written notice given by Lessee within sixty (60) days of such destruction, to terminate this Lease, effective as of the date of destruction, without rebuilding the Premises by (i) assigning to Lessor all of its right, title and interest in any insurance proceeds on the Premises and (ii) paying to Lessor any coinsurance amounts and deductibles applicable thereto at the time the insurance proceeds are so paid. In addition, if the Building and other improvements on the Premises are substantially destroyed before the last two years of the Lease term (or the last two years of any Option Period if Lessee has exercised any renewal option herein), Lessee shall have the option, exercisable by written notice given by Lessee within sixty (60) days of such destruction, to (a) not rebuild the Premises and to place the insurance proceeds (together with an amount equal to all co-insurance and deductibles under the applicable policies) in escrow pursuant to an escrow agreement and with an escrow agent reasonably satisfactory to Lessor and Lessee, and (b) continue to pay the Basic Rent and additional rent to the Lessor until the end of the term of the Lease. Any interest earned on the insurance proceeds placed in escrow shall be payable to Lessee. Lessee shall have the right to decide how the funds held in escrow are invested, provided Lessor shall have the right to approve any investments which approval shall not be unreasonably withheld; provided, however, if Lessee elects to invest the funds in securities backed by the United States government or in investment grade debt obligations, no such approval shall be required. At the end of the Lease term all such insurance proceeds shall be payable to Lessor. If Lessee chooses not to rebuild within such sixty
(60)-day period, Lessor and Lessee shall both have the right, at any time before one year prior to the expiration of the Lease, to choose to use the insurance proceeds put in escrow to rebuild the Premises. If Lessee so chooses to rebuild, Lessee shall give written notice thereof to Lessor; and (subject to the requirements of this Lease regarding restoration by Lessee and payment and application of insurance proceeds) Lessee shall be entitled to use the amounts so deposited in escrow for such rebuilding. If Lessor so chooses to rebuild the Premises at any time, (i) this Lease shall terminate (except as to the obligation of Lessee to pay Basic Rent and additional rent provided immediately below), effective as of the date of the exercise of Lessor's option to rebuild the Premises, (ii) Lessee shall assign to Lessor all of its right, title and interest in any insurance proceeds, and (iii) Lessee shall also pay to Lessor Basic Rent and additional rent (provided such additional rent shall not exceed that customarily paid in the past under the terms of this Lease) for a period of one year from the date of the exercise of Lessor's option to rebuild the Premises and terminate this Lease.

     7.2 Termination -- Advance Payments. Upon termination of this Lease pursuant to this Section 7, an equitable adjustment shall be made concerning any advance payments made by Lessee to Lessor or on Lessor's behalf pursuant to
Section 8.

     8.  Real Property Taxes.

     8.1 Payment of Taxes. Lessee shall pay all real property taxes which are due and payable (or are assessed during the Lease term and payable within a period of two years after the end of the Lease term) with respect to the Premises during the term of this Lease; provided, however, Lessee shall not be required to pay any special assessments which are assessed, but not payable, during the term of this Lease. All such payments shall be made prior to the delinquency date of such payment, provided, however, that if, by law, any such tax is payable, or may at the option of the taxpayer be paid, in installments (whether or not interest shall accrue on the unpaid balance of such tax), Lessee shall pay the same together with any accrued interest on the unpaid balance of such tax in installments as the same respectively become due and before any fine, penalty, interest or cost may be added thereto for the non-payment of any such installment and interest. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes paid or to be paid by Lessee shall cover any period of time after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the year during which the term of this Lease shall be in effect, and Lessor shall pay or reimburse Lessee, as the case may be, to the extent required. With respect to any real property tax for public improvements or benefits which by law is payable, or at the option of the taxpayer may be paid in installments, Lessee shall pay those installments which become due and payable during the term of this Lease, provided the taxes shall be equitably prorated as provided above. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment.

     8.2 Definition of "Real Property" Tax. As used herein, the term "real property taxes" shall include any form of assessment, levy, surcharge, penalty or tax imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal governmental, or any school, agricultural, lighting, drainage, industrial waste treatment or other improvement district thereof, as against the Premises. Nothing in this Lease shall require Lessee to pay franchise, estate, inheritance, succession, capital levy or transfer tax of Lessor, or any income, excess profits or revenue tax or any other tax, assessments, charge or levy upon the rent payable by Lessee under this Lease, except that Lessee shall pay any such tax which is, in whole or in part, in substitution for any other real property tax. If any such substitute real property tax shall be imposed on a graduated scale, Lessee shall be liable for only such substitute real property tax as would be payable if the rent payable under this Lease were the only income subject thereto and the Premises and Lessor's interest under this Lease were the only property of Lessor subject thereto.

     8.3 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against, levied or payable during the Lease term upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises.

     8.4 Lessee's Right to Contest Real Property Taxes. All other provisions of this Lease to the contrary notwithstanding, Lessee shall not be required to pay, discharge or remove any real property taxes or real property tax liens so long as Lessee shall in good faith and with due diligence contest the same or the validity thereof by appropriate legal proceedings, provided that: (a) Lessee shall first make all contested payments, under protest if it desires, unless such proceedings shall suspend the collection thereof; (b) neither the Premises, the Building, nor any part thereof or interest therein are at any time in any danger of being sold, forfeited, lost or interfered with; and (c) pending any such legal proceedings, Lessee shall deposit with Lessor cash or other security reasonably satisfactory to Lessor in an amount equal to not less than 125% of the amount of the real property taxes or real property tax liens so contested if the taxes or lien equal or exceed $25,000 (which amount shall be increased each January 1st by the increase in the CPI over the preceding year). Lessee will consult with Lessor in connection with any such contest. Lessor shall not be required to join in any such proceeding unless it shall be necessary for it to do so in order to properly prosecute such proceeding and Lessor shall have been fully indemnified against all costs and expenses in connection therewith, nor shall Lessor be subjected to any liability for the payment of any costs or expenses in connection with any proceeding brought by Lessee, and Lessee shall indemnify and save harmless Lessor from any such costs or expenses (including, without limitation, reasonable attorneys' fees and expenses). In the event that Lessee at any time institutes suit to recover any real property taxes paid by Lessee under protest in Lessor's name, and provided all of the requirements of this section are met, Lessee shall have the right, at its sole expense, to institute and prosecute such suit or suits in Lessor's name, in which event Lessee covenants and agrees to indemnify Lessor and save it harmless from and against all costs, charges or liabilities in connection with any such suit, including, without limitation, reasonable attorneys' fees and expenses. All funds recovered as a result of any such suit shall belong to Lessee. Pending the diligent prosecution of any such legal proceedings, Lessor shall not have the right to pay, remove or discharge the real property taxes or real property tax liens so contested; provided, however, that if Lessee fails to prosecute such contest with due diligence, or if a default has occurred under this Lease, or if, at the conclusion of such contest, Lessee fails to pay the real property taxes, Lessor may pay any item for which Lessor would be entitled to make advances under
Section 8.1 hereof. Upon the termination of such legal proceedings, Lessee shall pay all amounts necessary for the removal and discharge of said real property taxes, if any, then payable and the interest and penalties in connection therewith, and the charges accruing in such legal proceedings. If Lessee is unsuccessful in such legal proceedings, it shall promptly comply, at its sole cost and expense, with any final decision rendered in connection with such proceeding, and Lessor may, upon the final disposition of such contest, apply the money deposited as security pursuant to subsection (c) of this section in satisfying the requirements of any such adverse decision. Notwithstanding the foregoing, Lessee shall not be entitled to contest any real property taxes or real property tax liens, without Lessor's prior written consent, which is not to be unreasonably withheld, if the determination in any such contest will be binding upon Lessor upon expiration of the term of this Lease. Lessor shall have the right to participate, at its sole election and cost, in any proceedings which would be binding on Lessor.

     8.5 Proration. Nine months prior to the termination of this Lease, Lessee shall make a deposit with Lessor for any real property tax assessed against the Premises during the term of this Lease which is the responsibility of Lessee hereunder and that is not due and payable prior to the end of the term. The amount of the deposit shall equal the real estate tax discounted at the base rate on corporate loans at large U.S. money center commercial banks, as most recently published by the Wall Street Journal, Midwest Edition, from the date of deposit to the last due date of each installment of the real estate tax. If the amount of tax is not known at the time the Lease terminates, the amount of deposit shall be equal to the most recent ascertainable tax times 105% per year from the year of the most recent ascertainable tax to the year for which such amounts are being deposited. Such tax shall then be reprorated when the actual amount of the tax becomes known. Lessee shall be given a credit for the full pre-discounted amount deposited with Lessor when the taxes are paid or re-prorated.

     9. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises during the term of this Lease, together with any taxes thereon.

     10.  Assignment and Sublettting.

     10.1 Lessor's Consent Required. Except as set forth below, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent. Any attempted assignment, transfer, mortgage or encumbrance without such consent shall be void, and shall constitute a breach of this Lease.

     10.2 Lessee Affiliate. Notwithstanding the provisions of Paragraph 10.1 hereof, but subject to the provisions of the following sentence, Lessee may assign this Lease without Lessor's consent, to Associated Unit Companies, Inc. ("Associated") or any corporation controlled by Associated, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires substantially all the assets of Lessee as a going concern, provided said assignee assumes, in full, the obligations of Lessee under this Lease. Notwithstanding the foregoing, (i) Lessee shall not become a subsidiary of GATX Corporation or any other entity controlling, controlled by or under common control with GATX Corporation, directly or indirectly, other than Associated (or a wholly-owned subsidiary, either directly or through any number of parent-subsidiary affiliations, of Associated), nor
(ii) shall Lessee transfer or permit to be transferred the interests or operations, including assets used therein, of Lessee in the Premises to GATX Corporation or any entity controlling, controlled by or under common control with GATX Corporation other than Associated (or a wholly-owned subsidiary, either directly or through any number of parent-subsidiary affiliations, of Associated) (unless the entity acquiring the assets, interests, operations of Lessee shall join in the guaranty of this Lease given by Associated to Lessor at the time this Lease was executed).

     10.3 Subleases. Notwithstanding the provisions of Paragraph 10.1, Lessee may sublease the Premises or any part thereof without Lessor's consent provided that the terms of such subleases will not result in the violation of any terms of this Lease and no subleases shall be entered into which extend beyond the term of this Lease.

     10.4 Trade Fixtures. Notwithstanding the provisions of Paragraph 10.1, Lessor and Lessee acknowledge that Lessor has no interest in Lessee's trade fixtures, and therefore Lessee may install and remove these fixtures at any time, subject to Paragraph 5.2, and Lessee may mortgage or transfer these trade fixtures without Lessor's consent. For purposes of this Lease, trade fixtures shall mean any items attached to the Premises which are not integral to the operation of the Building which are used for serving Lessee's sublessees or customers in the conduct of the business being carried on at the Premises, including, but not limited to, racks, conveyors and cranes (excluding overhead cranes, which shall be considered the property of Lessor and not trade fixtures). In no event shall any item which is required to keep the Premises in compliance with any law be considered a trade fixture. If Lessor and Lessee cannot agree upon whether any item is a trade fixture hereunder, either party may apply to the American

Arbitration Association for the appointment of an impartial third party to arbitrate the dispute. All costs and expenses of the arbitration shall be paid by the losing party in such arbitration. Lessor shall not be obligated to join in any severance agreements or to subject its interest in the Premises to any liens relating to any trade fixture.

     10.5 No Release Of Lessee. Regardless of Lessor's consent, no subletting or assignment shall release Lessee or alter the liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment shall not be deemed consent to any subsequent assignment.

     10.6 Subrogation. Upon default of Lessee, which default is not cured within the applicable grace period, Lessor shall become subrogated to the rights of Lessee against any sublessees or assignees of Lessee's interest hereunder.

     11.  Defaults; Remedies.

     11.1 Defaults. The occurrence of any one or more of the following events shall constitute a default hereunder by Lessee:

          (a) The failure by Lessee to make any payment of Basic Rent required to be made by Lessee hereunder, as and when due, and such failure shall continue for a period of three (3) business days after written notice thereof by Lessor to Lessee;

          (b) The failure by Lessee to make any payment of additional rent required to be made by Lessee hereunder, as and when due, and such failure shall continue for ten (10) days after written notice thereof by Lessor to Lessee;

          (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraphs (a) and (b) above, and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee has commenced such cure within said thirty day period and thereafter diligently pursues such cure to completion and cures the default within six (6) months of written notice from Lessor of the default unless such cure cannot be accomplished within six (6) months because of a third party, in which case, such default shall be cured (i) within one (1) year after written notice from Lessor if the delay is due to a third party which is not a governmental entity or (ii) prior to the expiration of the Lease term if the delay is due to a governmental entity;

          (d) (i) The making by Lessee of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any bankruptcy, insolvency or other laws relating to the readjustment of indebtedness generally (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60)

days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within sixty
(60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within sixty (60) days;

          (e) Any default by any lessee, including any successor or assignee, under any other lease listed on Exhibit B which is not cured within the applicable grace period therein.

     11.2 Remedies. In the event of any such default by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have under the laws of the state where the Premises is located by reason of such default, terminate this Lease or terminate Lessee's right to possession of the Premises without terminating this Lease; and in either case Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (a) all damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises; reasonable expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any reasonable real estate commission actually paid; and the value of the rent and all other sums provided herein to be paid by Lessee to or for the benefit of Lessor or the Premises for the remainder of the Lease term, less the fair rental value of the Premises (including any other sums which would be paid for the benefit of the Premises as part of such fair rental value) for said period, discounted to present value at the rate of ten percent (10%) per annum, or (b) hold Lessee liable for rent and all other charges required to be paid by Lessee up to the time of such termination of Lessee's right to possession under this Lease, or of recovery of possession of the Premises by Lessor, as the case may be, and thereafter, Lessee agrees to pay the amount of rent reserved herein and all other charges required to be paid by Lessee, less the net avails of reletting, if any, and the same shall be due and payable by Lessee to Lessor on the days when payment of such amounts would be payable under this Lease. If Lessor elects to pursue its remedies under subparagraph (b) above, then upon the Lessor's recovering possession of the Premises, Lessor shall use reasonable diligence to relet the Premises or such part or parts thereof as may be practicable, for the account of the Lessee or otherwise, and receive and collect the rents therefor, applying the same first to the payment of such reasonable expenses as Lessor may have incurred in recovering possession of the Premises, including reasonable attorneys' fees, and in putting the same into good order or condition for preparing or altering the same for re-rental (including costs and expenses for subdividing space by demising walls or otherwise, or leasing to multiple tenants or users), and all other reasonable expense, commissions, and charges paid, assumed, or incurred by Lessor in or about reletting the Premises, and then to the fulfillment of the covenants of Lessee hereunder. Any such reletting herein provided for may be for the remainder of the term of this Lease as originally granted or for a longer or shorter period.

     11.3 Lessor's Right to Payment. Wherever this Lease requires that Lessee make payments for the benefit of Lessor or the Premises, Lessor shall have the right after a default by Lessee which is not cured within the applicable grace period, to make such payment upon prior written notice to Lessee. The amount so paid by Lessor shall become immediately due and payable from Lessee to Lessor, and Lessee shall pay Lessor interest on such amounts paid by Lessor at the rate set forth in Section 3.3 above.

     11.4 Escrow for Taxes and Insurance. Upon the occurrence of any default by Lessee which is not cured within the applicable grace period, Lessor may require Lessee to make payments on a monthly basis of the sums required to be paid under the Lease by Lessee for real estate taxes and insurance premiums.

     12. Condemnation. If the Premises or any area comprising part of the Premises are taken under the power of eminent domain, or sold to a governmental body under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If the portion of the Premises taken under the power of eminent domain is such that the remaining portion of the Premises can be economically used for its intended purposes, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that any Building floor area taken bears to the total floor area of the Building, and shall be equitably reduced in the event of a reduction of land areas not covered by the Building; provided, however, that there shall be no abatement in rent if the condemnation award is sufficient to restore the Premises completely and is made available to Lessee for such restoration. Notwithstanding the foregoing, if less than five percent (5%) of the land area of the Premises, not including the Building or any parking, is taken by condemnation, and the remaining portion of the Premises can be economically used for its intended purposes, there shall be no rent reduction. If there is a temporary taking of the Premises, or-a portion thereof, Lessee shall not be entitled to any rent abatement, but shall be entitled to any award from the condemning authority payable for any period falling within the Lease term. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property or for moving expenses. Lessee shall be entitled to make a separate claim for business interruption provided any award therefor does not reduce the Lessor's award, but Lessor agrees not to make a claim for business interruption. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall make available to Lessee any severance damages received by Lessor in connection with such condemnation so that Lessee may repair any damage to the Premises caused by such condemnation. The cost of such repair, to the extent it exceeds such severance damages, shall be amortized over the useful life of the repair, with Lessee paying for the portion of such cost which will be amortized over the Lease term and Lessor paying for the portion of such cost which will not be amortized during the Lease term except that if the cost of repair exceeds such severance damages either party can terminate this Lease.

     13. Holding Over. If Lessee remains in possession of the Premises after expiration of the term hereof, Lessee shall be a tenant-at-will and shall pay Lessor rent at the rate of 125% of the rental rate in effect at the end of the Lease term; provided, however, nothing herein shall be deemed to give Lessee a right to remain in possession of the Premises after the expiration of the Lease term.

     14. Broker's Fee. Lessor and Lessee both represent and warrant they have dealt with no broker with regard to this transaction, and agree to indemnify and hold each other harmless from any brokerage claims, demands or suits that might arise out of any facts constituting a breach of such representation and warranty.

     15.  General Provisions.

     15.1 Estoppel Certificate.

          (a) Either party shall at any time upon not less than twenty-one (21) days' prior written notice from the other party execute, acknowledge and deliver to the other party a statement in writing in the form attached hereto as Exhibits C and D respectively, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to such party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed, and (iii) certifying to such other matters as may be reasonably requested by the other party. Any such statement may be conclusively relied upon by any prospective party having an interest in the Premises.

          (b) Either party's failure to deliver such statement within such time shall be conclusive upon such party (i) that this Lease is in full force and effect, without modification except as may be represented by the other party, and (ii) that there are no uncured defaults in the other party's performance.

     15.2 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     15.3 Incorporation Of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior Agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

     15.4 Notices. Notices shall be either (i) personally delivered (including delivery by Federal Express or other reputable courier service) to the offices set forth below, in which case they shall be deemed delivered on the date of delivery to said offices; (ii) sent by Western Union telegram, in which case they shall be deemed delivered on the date Western Union delivers its telephonic communication; (iii) sent by telecopy, in which case they shall be deemed delivered on the date receipt of the same is confirmed by the receiving party; or (iv) sent by certified mail, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee, in which event they shall be deemed delivered two (2) days after the date of deposit in the U.S. mail. For purposes of Notices, the addresses of the parties shall, until changed as herein provided, be given as follows:

         To Lessor:

         The Prudential Insurance Company of America
         c/o The Prudential Realty Group
         751 Broad Street
         4 Prudential Plaza
         Newark, New Jersey 07102-3777
         Attention: Stephen Parker

With a copy to:

         Sonnenschein Carlin Nath & Rosenthal
         8000 Sears Tower
         Chicago, Illinois 60606
         Attention: Mark F. Mehlman, Esq.
                    Scott A. Lindquist, Esq.

To Lessee:

         Associated Unit Companies, Inc.
         1800 Gulf Life Tower
         Jacksonville, Florida 32207
         Attention: President

With a copy to:

         GATX Corporation
         120 South Riverside Plaza
         Chicago, Illinois 60606
         Attention: General Counsel

The parties hereto and their respective successors, legal representatives and assigns shall have the right to specify as its address any other address by giving at least ten (10) days' written notice to the other party.

         15.5 Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act of Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach or the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

         15.6 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

     15.7 Binding Effect; Choice Of Law. Subject to any provisions hereof restricting assignment by Lessee, this Lease shall bind the parties, their successors and assigns. This Lease shall be governed by the laws of the state where the Premises are located.

     15.8 Subordination.

          (a) This Lease, at Lessor's option, shall be subordinate to any mortgage or deed of trust now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof, provided the holder of such mortgage or deed of trust agrees that Lessee's right to quiet possession of the Premises shall not be disturbed so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease. Lessor agrees to deliver to Lessee, concurrently with the execution of any mortgage or deed of trust which is prior to this Lease; (i) a non-disturbance agreement of the mortgagee or trustee, in form reasonably requested by the mortgagee or trustee, assuring the Lessee's quiet enjoyment of the Premises so long as Lessee is not in default, and (ii) the Agreement of the mortgagee or trustee permitting the use of insurance and condemnation proceeds as provided for herein. If any mortgagee or trustee shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof. Lessee shall attorn, as lessee under this Lease, to the purchaser at any foreclosure sale or to the mortgagee, if the mortgagee becomes owner of the fee estate, and this Lease shall continue in force and effect as a direct Lease between Lessee and purchaser or mortgagee.

          (b) Subject to the provisions of Paragraph 15.8(a) hereof, Lessee agrees to execute any documents reasonably required to effectuate such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be.

     15.9 Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times upon reasonable notice for the purpose of inspecting the same (provided no notice shall be required in the event of an emergency), and showing the same to prospective purchasers or lenders provided they do not disturb the conduct of Lessee's business. Lessor shall indemnify and hold Lessee harmless from all claims and liabilities resulting from Lessor's acts and omissions in connection with such entry. Lessor may, with Lessee's permission, place on or about the Premises any ordinary "For Sale" signs and Lessor may without Lessee's permission, at any time during the last one hundred twenty (120) days of the term hereof, place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee. Lessor shall also have the right to enter the Premises at any time to cure any defaults hereunder by Lessee which Lessor is permitted at that time to cure. Lessor shall use reasonable efforts to keep confidential any information regarding Lessee's operations which Lessor learns while on the Premises.

     15.10 Corporate Authority. Lessor and Lessee each represent and warrant to the other that it is duly authorized to execute and deliver this Lease and that this Lease is binding upon it in accordance with its terms.

     15.11 Consents. Whenever in this Lease the consent of one party is required to an act of the other party such consent may be withheld in such party's sole discretion unless this Lease requires that such consent not be unreasonably withheld. A failure by any party to respond to a request for consent within thirty (30) days of notice shall be deemed consent by such party.

     15.12 Quiet Possession. Lessor covenants and agrees that upon Lessee's paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall not be disturbed in its possession of the Premises by any act of Lessor, its agents, employees, lessees and contractors, so long as Lessee timely performs its obligations under this Lease.

     15.13 Captions. Section and paragraph captions are not a part hereof.

     15.14 Time of Essence. Time is of the essence of this Lease, and all provisions herein specifying time periods shall be strictly construed.

     15.15 Relocation. For a period of one year after expiration of the primary term of this Lease and only so long as the initial Lessor (or another "institutional" purchaser which is not in the business of developing or operating warehouses, but for this purpose ownership of warehouses operated by others shall not be deemed "operating" warehouses) owns the Premises, Lessee shall not transfer any of Lessee's business being conducted on the Premises at the termination of the primary term of this Lease to any warehouse developed by Lessee or its affiliates that is within a ten (10) mile radius of the Premises (a "Lessee Warehouse") unless the Premises are no longer suitable for the business being conducted thereon. If Lessee determines that the Premises are no longer suitable for the business being conducted thereon, Lessee shall deliver to Lessor an affidavit executed by an officer of GATX Corporation on behalf of such corporation certifying that the Premises are no longer suitable for the business being conducted thereon and setting forth the reasons why. Upon receipt of such affidavit Lessor shall have the right to make the Premises suitable to Lessee, if possible, at Lessor's sole cost and expense, within the time reasonably required by Lessee. If Lessor is able to make the Premises suitable for Lessee within the time reasonably required by Lessee, Lessee shall not be permitted to transfer the business to a Lessee Warehouse unless Lessee agrees to extend the Lease term for one (1) additional year after the expiration of the primary term of this Lease. Such extension shall be at the rate for Basic Rent in effect for the period immediately prior to such extension adjusted in the manner provided in Section 3.2 for adjustments during the primary term of this Lease. Lessee shall be under no obligation to use or occupy the Premises during such extension period provided it pays all Basic Rent and additional rent due hereunder, and this Lease shall terminate at the end of such one (1) year period without any further restrictions pursuant to this Section 15.15. In no event shall the provisions of this Section 15.15 apply if Lessee has exercised any option to renew the term of this Lease.

     15.16 No Personal Liability of Lessor. Any liability of Lessor under this Lease shall be limited to its interest in the Premises, and in no event shall any personal liability be asserted against Lessor in connection with this Lease. Notwithstanding the foregoing, Lessor shall remain personally liable for any obligations to make contributions for Capital Expenditures as set forth under this Lease and for claims and liabilities to third parties resulting from Lessor's acts and omissions in connection with Lessor's entry onto the Premises.

     15.17 Meaning of "Lessor." The term "Lessor" as used in this Lease, means only the lessor from time to time, and upon transferring its interest in the Premises, such transferring lessor shall be relieved from any further obligation or liability accruing after the transfer of its interest, so long as the successor lessor agrees to be bound by all of the transferring lessor's obligations under this Lease.

     IN WITNESS WHEREOF, the parti6s hereto have executed this Lease on the date first above written.

                                               Lessor

                                               THE PRUDENTIAL INSURANCE
                                                 COMPANY OF AMERICA,
                                                 a New Jersey corporation

     ATTEST:

        /s/ ILLEGIBLE                          By:        /s/ ILLEGIBLE
     ---------------------------                   -----------------------------
     Secretary                                     Title: Vice President

                                               Lessee

                                               UNIT DISTRIBUTION OF UTAH, INC.,
                                               a Utah corporation

     ATTEST:                                   By:        /s/ ILLEGIBLE
                                                   -----------------------------
                                                   Title: Vice President

        /s/ ILLEGIBLE
     ---------------------------
     Secretary

                                    EXHIBIT A

PARCEL A:

A part of Section 12, Township 4 North, Range 2 West, Salt Lake Base and Meridian, U.S. Survey:

Beginning at a point on the Easterly right-of-way of the Denver and Rio Grande Western Railroad Company at a point North 89(degree) 48' 24" West 797.03 feet along the Quarter Section Line from the center of said Section 12, running thence North 34(degree) 41'43" West along said Easterly right-of-way line parallel with an 33.0 feet distant Northeasterly measured at right angle from the centerline of the main track of said railroad company as now constructed and operated, a distance of 1588.60 feet to the Southwest corner of the property conveyed to Clearfield City Corporation in Book 518 on Page 736-7 of Official Records; thence along the South line of said property, North 55(degree) 18' 17" East 954.03 feet to a point 8.5 feet Northeasterly from the centerline of lead tract A-28; thence five courses parallel and 8.5 feet Northeasterly along said track as follows: South 16(degree) 24' 40" East 50.54 feet; along the arc of a 5712.65 foot radius curve to the left 67.44 feet (Long Chord bears South 16(degree) 44' 57" East 67.44 feet); South 17(degree) 05' 15" East 432.22 feet;
along the arc of a 450.78 foot radius curve to the left 138.44 feet (Long Chord bears South 25(degree) 53' 07" East 137.89 feet) and South 34(degree) 41' East
263.66 feet; thence South 79(degree) 41' East 59.39 feet; thence South 33(degree) 05' 24" East 359.15 feet; thence South 35(degree) 56' 10" East 457.12 feet; thence South 10(degree) 19' West 59.39 feet to a point 8.5 feet Northeasterly of said track; thence South 34(degree) 41' East 51.96 feet parallel and 8.5 feet Northeasterly of said track; thence South 55(degree) 18'17" West a distance of 765.92 feet (765.28 feet to close) to a point on the Easterly right-of-way line of the Denver and Rio Grande Railroad Company; thence North 34(degree) 41' 43" West along said line 287.43 feet to the point of beginning.

EXCEPTING THEREFROM the following described property:

BEGINNING at a point South 89(degree) 48' 25" East 359.04 feet and South 0(degree) 10' 55" West 497.05 feet to the Easterly line of the D & R G `Railroad right-of-way and South 34(degree) 41' 43" East 1023.0 feet along said right-of-way, and North 55(degree) 18' 17" East 41.0 feet from the Northwest corner of Section 12, Township 4 North, Range 2 West, Salt Lake Meridian, in the City of Clearfield, and running thence South 34(degree) 41' 43" East 281.0 feet; thence North 55(degree) 18' 17" East 99.25 feet to an existing fence; thence Northeasterly 399 feet, more or less, along said fence to a point North 55(degree) 18' 17" East 340.95 feet from the point of beginning; thence South 55(degree) 18' 17" West 340.95 feet to the point of beginning.

PARCEL B:

A parcel of land situated in Section 12, Township 4 North, Range 2 West, Salt Lake Base and Meridian, in Clearfield City, Davis County, Utah, more particularly described as follows:

BEGINNING at a point an the Northeasterly right-of-way line of the Denver & Rio Grande Western Railroad Company, at a point 797.03 feet North 89(degree) 48' 24" West, along the Quarter Section line and 287.41 feet South 34(degree) 41' 43" East from the center of said Section 12, said point being the most Southerly corner of that certain parcel of land heretofore conveyed by National Distribution Systems to Freeport Industrial Center by Special Warranty Deed dated July 29, 1975, recorded on the records of Davis County, October 25, 1979, Book 798, Page 372, thence along the Southerly line of said conveyed parcel, North 55(degree) 18' 17" East, a distance of 434.80 feet; thence South 34(degree) 46' 20" East, along the Northeasterly line of an existing building a distance of 885.50 feet; thence South 55(degree) 22'12" West, a distance of 436.18 feet, to a point on the Northeasterly right-of-way line of said Denver & Rio Grande Western Railroad Company; thence North 34(degree) 41'00" West, a distance of 885.00 feet to the point of beginning.

PARCEL C:

A part of Section 12, Township 4 North, Range 2 West, Salt Lake Base and Meridian, U.S. Survey:

Beginning at a point 797.03 feet North 89(degree) 48' 24" West along the Quarter Section line; 287.41 feet South 34(degree) 41' 43" East; and 434.80 feet North 55(degree) 18' 17" East from the Center of said Section 12; running thence North 55(degree) 18' 17" East 330.48 feet to the Westerly line of the Oregon Short Line Railroad property; thence two (2) courses along said Westerly line as follows: South 34(degree) 41' East 530.71 feet and South 29(degree) 57' East
406.02 feet to the Northeast corner of the Americold Corporation Property; thence South 55(degree) 22' 12" West 731.78 feet along the Northerly line of said property to the Easterly line of the Denver and Rio Grande Western Railroad property; thence North 34(degree) 41' West 49.50 feet along said Easterly line; thence North 55(degree) 22' 12" East 436.18 feet to the Easterly edge of an existing building extended; thence North 34(degree) 46' 20" West 885.50 feet along said building and building extended to the point of beginning.

PARCEL D.

TOGETHER WITH a 60 foot right-of-way, the West line of which is described as follows: (right-of-way Easement "A").

BEGINNING at a point South 89(degree) 48' 25" East 359.04 feet and South 0(degree) 10' 55" West 33.00 feet from the Northwest corner of Section 12, Township 4 North, Range 2 West, Salt Lake Base and Meridian, and running thence South 0(degree) 10' 55" West 464.05 feet; thence South 34(degree) 41' 43" East 1023.00 feet to the Northwest corner of said property, said 60 foot right-of-way being contiguous with the public right-of-way of 700 South Street.

                                    Exhibit B

                                     Leases

1. That certain lease dated as of January. 29, 1990 between The Prudential Insurance Company of America, as lessor, and Unit Distribution of California, Inc., as lessee, for the property located at 5600 East Francis Street, Ontario, California 91746.

2. That certain lease dated as of January 29, 1990 between The Prudential Insurance Company of America, as lessor, and Unit Distribution of California, Inc., as lessee, for the property located at 5590 East Francis Street, Ontario, California 91746.

3. That certain lease dated as of January 29, 1990 between The Prudential Insurance Company of America, as lessor, and Unit Distribution of Utah, Inc., as lessee, for the property located at Freeport Industrial Center, 1201 South Industrial Parkway, Clearfield, Utah 84015.

4. That certain lease dated as of January 29, 1990 between The Prudential Insurance Company of America, as lessor, and Unit Distribution of Utah, Inc., as lessee, for the property located at Freeport Industrial Center, 1051 South Industrial Parkway, Clearfield, Utah 84015.

                                    EXHIBIT C

                    FORM OF LESSEE'S ESTOPPEL CERTIFICATE/1/

Lessor                                          [Lessor's Mortgagee
________________________________                _______________________________
________________________________                _______________________________
Attention: _____________________                Attention: ____________________]

     Re:  Lease dated ________________, 1990 (the
          "Lease"), by and between  __________________________
          ("Lessee"), as lessee, and ___________________________
          ("Lessor"), as lessor.

Ladies and Gentlemen:

     With respect to the Lease, Lessee does hereby certify to Lessor, [________________ ("Lessor's Mortgagee") or _____________________________
("Lessor's Purchaser"), and its [their respective) successors and assigns, the matters set forth herein. We understand that in Section 15.1 of the Lease, Lessor has required a certification from us in the form set forth herein. (we have been informed that Lessor will be assigning all of its right, title and interest in and to the Lease to Lessor's Mortgagee/Lessor's Purchaser. We understand that as a condition precedent to (Lessor's Mortgagee disbursing a loan to Lessor/Lessor's Purchaser acquiring the Premises), Lessor's Mortgagee/Lessor's Purchaser has required a certification from us in the form set forth herein.] Accordingly, in consideration of the matters herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, we hereby certify as follows:

          1. The Lessee is the lessee under that certain Lease dated __________, 1990 by and between Lessee and Lessor, covering those premises demised under the Lease (the "Premises"), consisting of certain real property and appurtenances thereto, together with a building (the "Building") located at [ADDRESS], [CITY], [STATE], [ZIP CODE].

__________________________
/1/ All references in brackets (e.g., references to the Lessor's Mortgagee, or to the Lessor's Purchaser, etc.) are for inclusion where the estoppel certificate will be used to induce Lessor's Mortgagee to fund a loan, or to induce Lessor's Purchaser to consummate a sale.

                                [GRAPHIC OMITTED]

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